SF PARTNERSHIP, LLP
                                             Chartered Accountants


February 1, 2007


                             INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Sorell, Inc. (formerly Netmeasure Technology Inc.) financial statements for the years ended December 31, 2005 and December 31, 2004 and our independent auditors report dated March 17, 2006 appearing on the Form S-8 dated January 31, 2007.

Yours very truly,

/s/ SF Partnership, LLP

SF Partnership, LLP